Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment to Form F-1 on Form S-3 of Verona Pharma plc of our report dated February 25, 2021 relating to the financial statements, which appears in Verona Pharma plc’s Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom
March 19, 2021